As filed with the Securities and Exchange Commission on March 3, 1995
                                                       Registration No. 33-57711

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.
                                ---------------

                                AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                ---------------
                        NEW JERSEY RESOURCES CORPORATION
             (Exact name of registrant as specified in its charter)

         New Jersey                                    22-2376465
(State or other jurisdiction of                     (I.R.S. Employer
incorporation or organization)                      Identification No.)
                               1415 Wyckoff Road
                             Wall, New Jersey 07719
                                 (908) 938-1480
              (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)
                                ---------------
                               LAURENCE M. DOWNES
               Senior Vice President and Chief Financial Officer
                        New Jersey Resources Corporation
                               1415 Wyckoff Road
                             Wall, New Jersey 07719
                                 (908) 938-1480
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    Copy to:
                         E. ELLSWORTH McMEEN, III, ESQ.
                     LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                              125 West 55th Street
                         New York, New York 10019-5389
                                ---------------
   Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of the Registration Statement.

   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]
                                   ---------------

                                          CALCULATION OF REGISTRATION FEE
====================================================================================================================================
        Title of Each                                        Proposed                     Proposed
           Class of                                           Maximum                     Maximum                   Amount
          Securities                  Amount                 Offering                    Aggregate                    of
            Being                     Being                  Price Per                    Offering              Registration
          Registered                Registered                 Share                       Price                     Fee
- ------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value
  $2.50 per share .............    1,500,000 shs.             $22.875(1)                $34,312,500(1)             $11,832(3)
- ------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value
  $2.50 per share .............       30,730 shs.              $23.00(2)                  $706,790(2)                 $244
====================================================================================================================================

(1) Determined on the basis of the average of the high and low prices of the Common Stock on February 8, 1995 in accordance with Rule 457(c) of the General Rules and Regulations under the Securities Act of 1933 solely for the purpose of calculating the registration fee.
(2) Determined on the basis of the average of the high and low prices of the Common Stock on February 28, 1995 in accordance with Rule 457(c) of the General Rules and Regulations under the Securities Act of 1933 solely for the purpose of calculating the registration fee.
(3)  Previously paid.

                                    ---------------
   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

   Pursuant to Rule 429 under the Securities Act of 1933, as amended, the Prospectus contained herein constitutes a combined Prospectus relating also to 119,270 unsold shares of Common Stock registered by the Company pursuant to Registration Statement No. 33-48192 concerning the Company's Automatic Dividend Reinvestment Plan, as amended.

================================================================================

                   SUBJECT TO COMPLETION DATED MARCH 3, 1995

PROSPECTUS
- ----------

                        NEW JERSEY RESOURCES CORPORATION

                      AUTOMATIC DIVIDEND REINVESTMENT PLAN


                       1,650,000 Shares of Common Stock


                               -----------------

   New Jersey Resources Corporation (the "Company") is offering the holders of the Company's Common Stock, par value $2.50 per share (the "Common Stock"), and certain other eligible persons the opportunity to reinvest their Common Stock cash dividends, plus an amount not in excess of $60,000 per calendar year (minimum payment $25), in additional shares of Common Stock through an Automatic Dividend Reinvestment Plan (the "Plan"). Eligible employees of the Company and its direct and indirect subsidiaries may also participate in the Plan through automatic payroll deductions (minimum payment $25).

   Residential customers of New Jersey Natural Gas Company and eligible family members residing with them who are at least 18 years of age may also participate in the Plan by making optional cash payments of at least $25, up to a maximum of $60,000 per calendar year.

   A description of the Plan begins on page 3 of this Prospectus.

   The Plan provides that for shares of Common Stock purchased with cash dividends, the purchase price will be the average of the high and low sales prices (as reported in The Wall Street Journal -- Eastern Edition) of the Common Stock on the relevant dividend payment date (or next succeeding business day) based upon consolidated trading as defined by the Consolidated Tape Association and reported as part of the consolidated trading prices for New York Stock Exchange listed securities. In the case of shares purchased with optional cash payments and employee payroll deductions, the purchase price will be the average of such high and low sales prices on the Cash Payment Purchase Date (as defined herein). The Company will pay all costs of administering the Plan. Participants in the Plan will pay no brokerage fee, commission or service charge in connection with the purchase of shares thereunder, but they will be responsible for brokerage fees payable on the sale of shares.

   For a summary discussion of the federal income tax consequences relating to participation in the Plan and to the disposition of shares purchased pursuant to the Plan, see "Federal Income Tax Consequences" below. Participants are urged, however, to consult with their own tax advisors with respect to the tax consequences applicable to them.

   This Prospectus relates to authorized and unissued shares of Common Stock and should be retained for future reference.

   The Common Stock is, and the shares of Common Stock to be issued under the Plan will upon notice of issuance be, listed on the New York Stock Exchange.

   Although the Plan contemplates the continuation of quarterly dividend payments on the Common Stock, the payment of dividends will depend upon future earnings, the financial condition of the Company and other factors.

                               -----------------

             THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED
             BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
                SECURITIES COMMISSION NOR HAS THE SECURITIES AND
             EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
                  PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
              PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                               -----------------

             The date of this Prospectus is _______________, 1995.





INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                             AVAILABLE INFORMATION

        The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Information as of particular dates concerning the Company's directors and officers, their remuneration, principal holders of the Company's securities and any material interest of such persons in transactions with the Company is disclosed in proxy statements distributed to the Company's shareholders and filed with the Commission. These reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street N.W., Room 1024, Washington, D.C. 20549 and at the Commission's Regional Offices at Seven World Trade Center, 13th Floor, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the Common Stock is listed on the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, where reports, proxy statements and other information concerning the Company may be inspected.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The following documents filed with the Commission (File No. 1-8359) are incorporated herein by reference:

        (a) The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1994.

        (b) The Company's Quarterly Report on Form 10-Q for the quarterly period ended December 31, 1994.

        (c) The Company's Registration Statement on Form 8-A, dated June 15, 1982, as updated by pertinent information furnished in subsequent reports filed pursuant to Section 13 of the Exchange Act.

        All documents filed by the Company with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock offered hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

        The Company has filed with the Commission a Registration Statement on Form S-3 (together with the exhibits and any amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended, of which this Prospectus is a part. This Prospectus does not contain all the information set forth in the Registration Statement, to which reference is hereby made, copies of which may be obtained from the Commission as specified above.

        The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this Prospectus, other than exhibits to such documents not specifically incorporated by reference therein. Requests for such copies should be directed to Ms. Oleta J. Harden, Secretary, New Jersey Resources Corporation, 1415 Wyckoff Road, Wall, New Jersey 07719, telephone number (908) 938-1230.

                                  THE COMPANY

        The Company, a New Jersey corporation organized in 1982, is a holding company whose principal subsidiary is New Jersey Natural Gas Company ("New Jersey Natural Gas"). The Company's principal offices are located at 1415 Wyckoff Road, Wall, New Jersey 07719 and its telephone number is (908) 938-1230.

        New Jersey Natural Gas is a public utility, organized in 1952, which is engaged in the business of purchasing, distributing and selling natural gas in New Jersey to more than 340,000 residential, commercial and industrial customers. The service territory of New Jersey Natural Gas is primarily suburban, consisting of virtually all of Monmouth and Ocean counties, as well as portions of Morris and Middlesex counties.

        The Company's other direct or indirect subsidiaries engage in businesses that include (i) the holding and operating of commercial office and mixed-use commercial/industrial real estate projects in New Jersey, (ii) participation in oil and natural gas development, production, transportation and other energy-related ventures in various locations in the United States and (iii) the pursuit of opportunities in the development of and investment in natural gas-fueled cogeneration and independent power production projects.

                            DESCRIPTION OF THE PLAN

        Following is an explanation, in question and answer form, of the Plan.

Purpose

        1.  What is the purpose of the Plan?

        The purpose of the Plan is to provide the Company's Common Stock shareholders, residential customers of New Jersey Natural Gas and eligible employees of the Company and its direct and indirect subsidiaries a systematic method of investing their quarterly cash dividends in, and making optional cash payments (not to exceed $60,000 per calendar year with a $25 minimum payment) for the purchase of, additional shares of Common Stock, without payment of any brokerage fee, commission or other service charge in connection with the purchase of such shares. In addition, because the shares of Common Stock offered hereby will be original issue shares of Common Stock purchased directly from the Company, the Plan will also provide a means of raising new capital for the Company (see "Use of Proceeds").

Advantages

        2.  What are some of the advantages of the Plan?

        Participants in the Plan have cash dividends on their shares automatically reinvested in shares of Common Stock at the then current market price (see Question 20) and may invest up to an additional $60,000 per calendar year (minimum payment $25) through optional cash payments for shares of Common Stock at the then current market price, in either case, without the payment of any brokerage fee, commission or other service charge in connection with the purchase of shares. Participants are, however, responsible for brokerage fees payable on the sale of shares. (See Question 19.) In addition, residential customers of New Jersey Natural Gas and eligible members of their families residing with them who are at least 18 years of age may participate in the Plan (see Question 4). Eligible employees may also invest in shares of Common Stock through automatic payroll deductions.

        Full investment of funds is possible under the Plan because the Plan permits fractions of shares, as well as full shares, to be credited to participants' accounts without the payment of any brokerage commission. (Dividends in respect of such fractions, as well as full shares, will be credited to participants' accounts.) The need for participants' safekeeping of certificates is avoided and regular statements of account provide simplified record keeping.

Administration

         3.  Who administers the Plan for participants?

        The First National Bank of Boston ("Bank of Boston" or the "Administrator") administers the Plan as agent for the participating shareholders, keeps records, sends statements of account to participants and performs other duties relating to the Plan. Common Stock purchased under the Plan will be registered in the name of Bank of Boston, as Administrator, or Bank of Boston's nominee as agent for participants in the Plan. Bank of Boston is the transfer agent and registrar for the Common Stock.

        Any correspondence (except for optional cash payments, see Question 23) regarding the Plan should be sent to the Administrator at:

              The First National Bank of Boston
              Dividend Reinvestment Services
              Mail Stop 45-01-06
              P.O. Box 1681
              Boston, Massachusetts  02105-1681
              Attention:  New Jersey Resources Corporation
                          Automatic Dividend Reinvestment Plan



        Telephone inquiries concerning the Plan may be directed to the Administrator at 1-800-817-3955, or to the Company's Shareholder Relations' office at 908-938-1230.


        The Company reserves the right to make such additional or other arrangements for the administration of the Plan as it deems appropriate.

Participation

        4.  Who is eligible to participate?

        (a) Shareholder. All holders of record of Common Stock are eligible to participate in the Plan. Except under circumstances described in Question 5 below, in order to be eligible to participate in the Plan, beneficial owners, whose shares are registered in names other than their own (such as in the names of brokers, bank nominees or trustees), must become shareholders of record by having shares transferred into their own name.

        (b) Employee. All full-time employees of the Company and its direct and indirect subsidiaries who are at least 18 years of age are eligible to participate in the Plan through optional cash payments and automatic payroll deductions. Employees are not required to first have shares of the Common Stock registered in their names in order to become Plan participants.

        (c) Customer. All residential customers of New Jersey Natural Gas and any family members residing with such customers who are at least 18 years of age may participate in the Plan even if they do not already own any shares of Common Stock.

        5. Can beneficial owners who are not record shareholders reinvest their dividends?

        Some beneficial owners have their shares owned of record by a bank or their stock broker, for example. Certain brokers may permit the beneficial owners to reinvest their dividends in shares of Common Stock under the Plan. Participation in the Plan through brokers may be on terms and conditions which differ from those set forth in this Prospectus, in which case the terms and conditions set by each such broker shall govern. The Company shall not be responsible for the terms of any such participation, including the tax consequences thereof. The term "participant" as used in this Prospectus refers to shareholders of record participating directly in the Plan.

        6.  How does an eligible shareholder participate?


        A holder of record of Common Stock may join the Plan by signing a Shareholder Authorization Card and returning it to the Administrator. Shareholder Authorization Cards may be obtained by written request to the Administrator at The First National Bank of Boston, Dividend Reinvestment Services, Mail Stop 45-01-06, P.O. Box 1681, Boston, Massachusetts 02105-1681, or by calling the Administrator toll-free at 1-800-817-3955. A Shareholder Authorization Card needs to be filed only with respect to the first dividend reinvestment. Thus, once a shareholder becomes a participant in the Plan, the dividends on such shareholder's shares of Common Stock will be automatically reinvested on an ongoing basis.


        7.  When may a shareholder join the Plan?

        Shareholders may join the Plan at any time. If the Shareholder Authorization Card is received by the Administrator on or before the dividend record date, that dividend will be used to purchase new shares of Common Stock for the shareholder. If the Shareholder Authorization Card is received by the Administrator after the dividend record date, that dividend will be paid in cash and the reinvestment of the shareholder's dividends will commence with the following dividend. Any optional cash payments sent by the shareholder, however, will be invested as set forth in Question 24. The dividend record date is ordinarily approximately fifteen days prior to the dividend payment dates. Dividend payment dates normally are on or about the first day of January, April, July and October.

        For example, in the case of the April 3, 1995 dividend, if the Shareholder Authorization Card is received by the Administrator on or before March 15, 1995 (the anticipated record date for that dividend), the April dividend would be reinvested. If the Shareholder Authorization Card is received after March 15, 1995, the first dividend reinvested would be the July 1995 dividend.

        8.  What does the Shareholder Authorization Card provide?

        The Shareholder Authorization Card provides two options for shareholders to participate in the Plan. Under the full dividend reinvestment option, the Shareholder Authorization Card directs the Administrator to collect and reinvest all quarterly cash dividends on all shares registered in the participating shareholder's own name, as well as all dividends on the shares held in the Plan for the participating shareholder. Under the optional cash payment only option, the Shareholder Authorization Card provides for the investment of optional cash payments made by those shareholders who want dividends reinvested on those shares purchased with such optional cash payments, but who do not want to reinvest dividends on all certificated shares of Common Stock then registered in their name. See Questions 23-25 for additional information about optional cash payments made by any participant.

        In addition, the Shareholder Authorization Card appoints the Administrator as agent for the participant for the purchase of shares of Common Stock and directs the Administrator to purchase shares of Common Stock with the dividends and optional cash payments, if made. The Shareholder Authorization Card does not constitute the appointment of the Administrator as agent for any other matters to be considered by the participant, such as the voting of proxies.

        9.  How does a New Jersey Natural Gas customer participate?

        All residential customers of New Jersey Natural Gas and members of their family at least 18 years old residing with them are eligible to participate in the Plan.


        An eligible customer or family member may join the Plan at any time by completing the Customer Authorization Card and returning it to the Administrator. Customer Authorization Cards may be obtained by written request to the Administrator at The First National Bank of Boston, Dividend Reinvestment Services, Mail Stop 45-01-06, P.O. Box 1681, Boston, Massachusetts 02105-1681, or by calling the Administrator toll-free at 1-800-817-3955, or by written request to the Company, Attention: Shareholder Relations, or by telephoning the Company at (908) 938-1230. If the customer or family member is not already a registered holder of shares of Common Stock and wishes to participate in the Plan, the Customer Authorization Card must be accompanied by an optional cash payment of at least $25, which will be invested under the Plan.


        10.  What does the Customer Authorization Card provide?

        The Customer Authorization Card directs the Administrator to invest the customer's optional cash payments in shares of Common Stock. In addition, it provides that all dividends paid on these shares will be automatically reinvested in additional shares of Common Stock.

        11.  If I cease to be or reside with a customer of New
Jersey Natural Gas, may I still participate in the Plan?

        Yes. As long as at least one full share is credited to your Plan account, you may continue to participate in the Plan even if you are no longer a customer or family member residing with a customer.

        12.  If I join the Plan, must I contribute every month?

        No. Optional cash payments under the Plan are entirely voluntary and within the discretion of the participant. If made, however, they must be in a lump sum amount of at least $25 and may not exceed $60,000 per calendar year.

        13. Can a customer's optional cash payments be submitted with his or her utility bill?

        No. Optional cash payments by customers must be sent to the Bank of Boston and not with the payment of the utility bill. In addition, optional cash payments must be accompanied by the tear-off portion of the automatic dividend reinvestment plan account statement periodically sent to each participant in the Plan. (See Questions 23-25 for additional information about optional cash payments).

        14. May customers or other participants receive dividends on their Plan shares in cash?

        No. All dividends paid on shares in Plan accounts are automatically reinvested in additional shares of Common Stock.

        15.  How does an employee participate?

        An eligible employee may join the Plan at any time by completing the Employee Authorization Form and returning it to the Company. Employee Authorization Forms may be obtained by request to the Company, Attention: Human Resources or Shareholder Relations. If the employee who is not a registered holder of shares of Common Stock wishes to participate in the Plan, or does not wish to participate through payroll deduction, the Employee Authorization Form must be accompanied by an optional cash payment of at least $25, which will be invested under the Plan.

        16.  What does the Employee Authorization Form provide?

        The Employee Authorization Form allows each employee to decide the extent of participation in the Plan. By checking the appropriate box on the Employee Authorization Form, an employee may elect to participate through payroll deductions, reinvestment of dividends on shares held by the employee or optional cash payments.

        17.  What about payroll deductions?

        Payroll deduction authorizations will be for an indefinite period. An employee may specify on the Employee Authorization Form the weekly amount to be withheld from the employee's pay. The minimum weekly deduction is $2.50 and the maximum deduction permitted is 10% of the employee's base gross weekly pay.

        18. How does an employee change the amount of payroll deduction or method of participation?

        An employee may change or terminate his or her payroll deductions or method of participation in the Plan by giving written notice to the Company. The Employee Authorization Form may be used for this purpose. Any requested change in or termination of payroll deductions will become effective as soon as practicable following receipt by the Company of the employee's request.

        19.  What are the costs to persons who participate in the Plan?

        Participants will incur no brokerage commissions or service charges for the purchases made under the Plan. In addition, the Company will bear the administrative costs of the Plan. If, however, a participant instructs the Administrator to sell his or her shares, the brokerage fees and any transfer taxes on such sale will be borne by the participant.

Purchases

        20.  What will be the price of Common Stock purchased under the Plan?

        The Administrator will purchase shares of Common Stock directly from the Company.

        The price of shares of Common Stock purchased with reinvested dividends will be the average of the high and low sales prices (as reported in The Wall Street Journal -- Eastern Edition) for such shares based upon consolidated trading as defined by the Consolidated Tape Association and reported as part of the consolidated trading prices for New York Stock Exchange listed securities on the dividend payment date. In the case of shares purchased with optional cash payments and payroll deductions, the purchase price will be the average of such high and low sales prices on the Cash Payment Purchase Date (see Question 24). If the New York Stock Exchange is not open on the dividend payment date or the Cash Payment Purchase Date, as the case may be, the price shall be the average of the high and low of such reported sales prices on the next succeeding trading date.

        21.  How many shares of Common Stock will be purchased for participants?

        The number of shares to be purchased depends on the amounts of the participants' dividend, optional cash payments or payroll deductions, and the average of the reported high and low sales prices of the Common Stock on the dividend payment date, or Cash Payment Purchase Date for shares purchased with optional cash payments and payroll deductions. Each participant's account will be credited with the number of shares, including fractions computed to three decimal places, equal to the amount of his or her cash dividend and the amount of his or her optional cash payment or payroll deductions, if any, divided by the purchase price per share (see Question 20).

Optional Cash Payments

        22.  How does the optional cash payment feature work?

        The Plan permits participants to make optional cash payments of at least $25 and up to $60,000 per calendar year for the purchase of additional shares of Common Stock under the Plan. Such optional cash payments may be made by the participants at any time. Any optional cash payment received from a participant will be applied by the Administrator to purchase additional shares in the manner and at such time as described below. Dividends on shares purchased with optional cash payments will be automatically reinvested in shares of Common Stock.

        23.  How are optional cash payments made?

        (a) By New Participants. Shareholders who elect to participate by making optional cash payments in addition to reinvesting cash dividends on shares of Common Stock registered in their names may make their initial optional cash payment by sending a check to the Bank of Boston either with the completed Shareholder Authorization Card or at any subsequent time with a completed tear-off portion of the statement of account sent to participants after each dividend reinvestment or optional cash payment for the participant's account.

        Shareholders who elect to make only optional cash payments (and not to reinvest all dividends), and employees and customers initially enrolling in the Plan, must make their initial cash payment at the time the completed Shareholder Authorization Card, Employee Authorization Form or Customer Authorization Card, as the case may be, is sent to the Administrator by enclosing a check payable to the Bank of Boston with such form.

        (b) By Existing Participants via Check. Optional cash payments for the purchase of additional shares of Common Stock under the Plan may be made by a participant at any time by enclosing a check with the tear-off portion of the statement of account received after each investment. The tear-off portion must be used whenever an optional cash payment is made by an existing participant. All optional cash payments should be sent to the Administrator, at The First National Bank of Boston, Attention: Dividend Reinvestment Services, P.O. Box 370042, Boston, Massachusetts 02241-0742, which is the address indicated on the tear-off portion of the statement of account.

         (c) By Existing Participants via Automatic Monthly Electronic Transfer. Participants who have already established a Plan account may also make automatic optional cash payments on a monthly basis for the purchase of additional shares of Common Stock by means of an automatic electronic funds transfer from a predesignated bank account in the United States. To initiate automatic optional cash payments, participants must obtain an Automatic Cash Payment Card from the Administrator, complete and sign such form, and return it to the Administrator together with a voided blank check relating to the account from which funds are to be drawn. Initial Automatic Cash Payment Cards will generally become effective within thirty to forty-five days after receipt by the Administrator.

        Automatic optional cash payments will be debited from such participant's bank account and invested on a monthly basis only. Thus, once automatic optional cash payments are initiated, funds will be drawn from such participant's designated account on the business day preceding the first day of each month (the Cash Payment Purchase Date, as defined in Question 24), and will be invested in Common Stock beginning on such Cash Payment Purchase Date. Regardless of whether optional cash payments are sent by check or transferred electronically, participants must submit optional cash payments in an amount of at least $25 and may not exceed a total of $60,000 per calendar year.

        Participants may change the amount of their automatic monthly optional cash payments by completing and submitting to the Administrator a new Automatic Cash Payment Card. Participants may terminate their automatic monthly optional cash payments by notifying the Administrator in writing. To be effective with respect to the next Cash Payment Purchase Date, however, the new Automatic Cash Payment Card or termination notice must be received by the Administrator at least five business days preceding such purchase date.

        24.  When should optional cash payments be sent?

        Optional cash payments made by check must be received by the Administrator at least one business day prior to the date on which the Administrator invests optional cash payments, called the "Cash Payment Purchase Date." The "Cash Payment Purchase Date" is the first and the fifteenth day of each month for optional cash payments made by check, and the first day of each month for automatic monthly optional cash payments made by electronic funds transfer, except that if any such day is not a business day, the next succeeding business day.

        No interest will be paid on optional cash payments received and held pending investment. Consequently, it will normally be in the best interests of a participant to submit any payments made by check such that it is received by the Administrator shortly before (but no later than one business day prior to) the applicable Cash Payment Purchase Date.

        On written request, the Administrator will return any optional cash payment made by check, or cancel any payment scheduled to be made by electronic funds transfer, if such request is received by the Administrator at least five business days prior to the applicable Cash Payment Purchase Date.

        In the event that any check is returned unpaid for any reason, or a participant's predesignated bank account does not have sufficient funds for an automatic electronic funds transfer, the Administrator will consider the request for investment of such optional cash payment null and void and shall immediately remove from the participant's account any shares already purchased upon the prior credit of such money. The Administrator shall thereupon be entitled to sell any such shares to satisfy any uncollected amounts. If the net proceeds of the sale of such shares are insufficient to satisfy the balance of such uncollected amounts, the Administrator shall be entitled to sell such additional shares from the participant's account necessary to satisfy the uncollected balance. The Administrator will not accept third-party checks over $100.

        The optional cash payment feature is designed to meet a participant's particular cash situation and investment intent at any given time. Plan participants are not obligated to make optional cash payments or to continue to do so. The amount of optional cash payments may also vary, subject to the minimum payment of $25 and the annual maximum of $60,000. The Company may suspend the optional cash payment feature at any time. (See Question 38).

Reports

        25.  What kind of reports will be sent to participants in the Plan?

        Participants in the Plan will receive statements of their accounts following each reinvestment of dividends and each investment of an optional cash payment or payroll deduction amount, if any. These statements are the participants' continuing records of the cost of their purchases and should be retained for income tax purposes until the participants have disposed of all shares they have purchased under the Plan.

        In addition, as shareholders of the Company, participants will receive copies of all materials sent to record holders of Common Stock, including quarterly and annual reports, the notice of annual meeting and proxy statement as well as any income tax information for reporting dividends paid or reinvested.

Dividends

        26.  Will participants be credited with dividends on fractional shares?

        Yes. If a dividend, or a combination of a dividend and optional cash payment and any payroll deduction amount is not large enough to purchase a full share, the participant will be credited with a fractional share computed to three decimal places. Fractional shares will be entitled to dividends in the same manner as full shares.

        Participants should recognize that they are entitled to a dividend only if declared by the Board of Directors of the Company.

Certificates

        27. Will certificates be issued to participants for common stock purchased?

        Normally, certificates for shares of Common Stock purchased under the Plan, whether through the reinvestment of dividends, optional cash payments or payroll deductions, will not be issued to participants. The number of shares credited to accounts under the Plan will be shown on participants' statements of account. This reduces proliferation of certificates and protects against their loss, theft or destruction.

        Certificates for any number of whole shares credited to accounts under the Plan will be issued upon the request of participants who wish to remain in the Plan. This request should be mailed to the Administrator. Any remaining full shares and fraction of a share will continue to be credited to participants' accounts. Certificates for fractions of shares will not be issued to participants under any circumstances.

        Participants may deposit to their Plan account any certificates they are currently holding for shares not already part of the Plan, whereupon dividends on those shares will be reinvested in accordance with the terms of the Plan. The Administrator will cancel the certificates once received, and credit the appropriate number of shares to the Plan balance. Participants should send such certificates to the Administrator at the address listed in Question 3 via certified and insured mail, as the participant bears the risk of loss in transit.

        A full statement of the designations, preferences, relative, participating, optional, voting and other special rights, qualifications, limitations and restrictions of each class and series of stock authorized to be issued and of the authority of the Board of Directors to divide the shares into classes or series and to determine and change the relative rights, preferences and limitations of any class or series, will be furnished to any shareholder without charge upon request to Bank of Boston, as transfer agent.

        28.  In whose name will certificates be registered when issued?

        Accounts under the Plan are maintained in the names in which the account was initially opened or the names in which certificates of participants were registered at the time they entered the Plan. Consequently, certificates for whole shares will be similarly registered when issued.

        29.  May Common Stock held pursuant to the Plan be pledged?

        Shares credited to a participant under the Plan may not be pledged. A participant who wishes to pledge such shares must request that the certificates be issued in the participant's name.

Withdrawal

        30.  How does a participant withdraw from the Plan?

        Participants must notify the Administrator in writing in order to withdraw from the Plan. When the participants withdraw from the Plan, or upon termination of the Plan by the Company, certificates for whole shares credited to their accounts under the Plan may be issued and cash payment will be made for any fractions of shares. Upon withdrawal from the Plan, participants may request that all shares, both whole and fractional, credited to their account in the Plan be sold by the Administrator for their account. Such participants will receive the proceeds of the sale, less any brokerage fees and transfer taxes payable. When a withdrawing participant requests that the Administrator sell his or her shares in the Plan, the transfer agent, Bank of Boston, will handle such sale. All such sales are made in the open market and, as such, the sale price will be determined by prevalent market conditions. Brokerage fees are determined based upon the number of shares sold, and as of the date of this Prospectus generally range from $.08 to $.25 per share.

        Beneficial owners participating indirectly in the Plan through banks, brokers or other nominees must contact such intermediary regarding withdrawal from the Plan.

        31.  When may participants withdraw from the Plan?

        Participants may withdraw all shares of Common Stock credited to their Plan account at any time by notifying the Administrator in writing.

        If the request to withdraw is received by the Administrator at least five business days before the record date for any dividend payment on which the dividends would otherwise be reinvested for a participant, the dividend reinvestment feature will be terminated on the day of receipt of the request by the Administrator. (The record date for the payment of dividends ordinarily is approximately fifteen days prior to the dividend payment date.) If the request to withdraw is received by the Administrator after the date which is five business days prior to the record date for any dividend payment, the dividend payment for that quarter will, when paid, be reinvested and credited to the participant's Plan account. The request for withdrawal will then be processed as promptly as practicable. A shareholder may re-enroll in the Plan at any time (see Question 33).

        Optional cash payments may be stopped if written instructions to do so are received by the Administrator at least five business days prior to the applicable Cash Payment Purchase Date.

Other Information

        32. What happens when participants sell or transfer all of the shares registered in their name?

        If a participant disposes of all certificated shares of Common Stock registered in his or her name, the Administrator will continue to reinvest the dividends on the shares credited to the participant's account under the Plan until otherwise notified. If a participant holds less than one full share in the Plan, the fractional share will automatically be sold and the net proceeds mailed directly to such participant.

        33.  When may a shareholder rejoin the Plan?

        Participants who withdraw from the Plan may again become participants at any time as long as they are then eligible shareholders, eligible customers or family members or employees (see Question 4).

        34. What happens if the Company issues a stock dividend, declares a stock split, or has a rights offering?

        Any shares distributed by the Company in the event of a stock dividend on shares (including fractional shares) credited to participants' Plan accounts, or on any split of participants' shares, will be credited to the participants' Plan accounts. In the event of a rights offering, the Administrator will sell the rights on the open market and proportionally credit each participants' account with the net proceeds of the sale, which then will be invested in additional shares.

        35.  How will participants' shares be voted at meetings of shareholders?

        Any shares held in the Plan for participants will be voted as the participants direct. For each meeting of shareholders, participants will receive a proxy card which will enable them to vote the shares registered in their names as well as the shares held for them in the Plan, including fractions of a share calculated to three decimal places.

        36. What are the responsibilities of the Company and the Administrator under the Plan?

        The Company and its officers, directors, employees and agents, and Bank of Boston, in administering the Plan, will not be liable for any act performed in good faith or for any good faith omission to act, including, without limitation, any claim of liability (a) arising out of failure to terminate a participant's account upon such participant's death prior to the Administrator's actual receipt of a notice in writing of such death from a person authorized to give such notice, (b) with respect to the prices at which shares of Common Stock are purchased for a participant's account and the times when such purchases are made and (c) any fluctuation in market value before or after purchase or sale of Common Stock.

        PARTICIPANTS SHOULD RECOGNIZE THAT NEITHER THE COMPANY NOR THE ADMINISTRATOR CAN ASSURE A PROFIT OR PROTECT AGAINST A LOSS ON THE COMMON STOCK PURCHASED UNDER THE PLAN.

        37. What provision is made for foreign shareholders subject to income tax withholding?

        In the case of those foreign shareholders who elect to have their Common Stock dividends reinvested or Common Stock purchased with optional cash payments and whose Common Stock dividends are subject to United States income tax withholding, an amount equal to the income tax payable with respect to such dividends will be withheld and the balance reinvested for the purchase of Common Stock.

        38.  May the Plan be changed or discontinued?

        The Company reserves the right to suspend, modify or terminate the Plan at any time without prior notice. The Company will send a notice to all participants at their last known address as soon as practicable following any such suspension, modification or termination.

        39.  Who interprets and regulates the Plan?

        The officers of the Company may take such actions to carry out the Plan as are not contrary to the terms and conditions of the Plan. In addition, the Company reserves the right to interpret and regulate the Plan as it deems desirable or necessary in connection with the operation of the Plan.

        Furthermore, if it appears to the Company that any participant is using or contemplating the use of the Plan in a manner or with an effect that, in the sole judgment and discretion of the Company, is not in the best interests of the Company or its other shareholders, then the Company may decline to issue all or any portion of the shares of Common Stock for which any payment by or on behalf of such participant is tendered. Such payment (or the portion thereof not to be invested in shares of Common Stock) will be returned by the Company as promptly as practicable, without interest.


                        FEDERAL INCOME TAX CONSEQUENCES

        The following is a summary of certain federal income tax consequences of participating in the Plan. Since this is only a summary and since state and local tax laws may vary, a participant should consult his or her tax advisor to determine the tax consequences of participating in the Plan.

        Under Internal Revenue Service rulings, dividends which are reinvested by a participant under the Plan will be treated, for federal income tax purposes, as having been received by the participant in the form of a taxable stock distribution rather than as a cash dividend. A participant whose dividends are reinvested under the Plan in original issue Common Stock purchased from the Company will therefore be treated as having received a distribution equal to the fair market value, on the date such purchases are made, of the shares acquired through such reinvestment.

        A participant for whom shares of original issue Common Stock are purchased from the Company with cash investments will not be treated as having received a distribution with respect to the shares so purchased.

        All distributions will be treated as dividends and will be taxable as ordinary income to the extent of the Company's "earnings and profits." To the extent that a distribution exceeds the Company's "earnings and profits" (which is not expected to be the case), it is deemed to be a return of capital. A return of capital reduces a participant's basis in his shares, but not below zero. To the extent a return of capital reduces a participant's basis, it is treated as a capital gain. Form 1099 sent to each participant annually will indicate the total amount of dividends paid to the participant.

        A corporate recipient of dividends reinvested under the Plan will be entitled to a dividends-received deduction allowed by Section 243 of the Internal Revenue Code. However, if such corporate recipient is subject to the alternative minimum tax, a portion of the dividends-received deduction will be treated as an adjustment that increases alternative minimum taxable income.

        A participant's basis in original issue shares purchased from the Company with reinvested dividends will be equal to the fair market value of such shares on the date such purchases are made. A participant's basis in original issue shares purchased from the Company with cash investments will be equal to the price paid for such shares.

        A participant will not realize any taxable income when he receives certificates for whole shares credited to his account, either upon request for such certificates or upon withdrawal from or termination of the Plan.

        A participant who receives, upon withdrawal from or termination of the Plan, a cash adjustment for a fraction of a share credited to his account will realize a gain or loss with respect to such fraction. Gain or loss will also be realized by the participant when whole shares are sold pursuant to the participant's request when he withdraws from the Plan or when whole shares are sold or exchanged by the participant himself after the shares have been withdrawn from the Plan. The amount of such gain or loss will be the difference between the amount which the participant receives for his shares or fraction of a share and his tax basis therefor less the portion, if any, of dividends received thereon constituting a return of capital (nontaxable distributions) for federal income tax purposes.

        A participant's holding period for shares of Common Stock acquired through the Plan will begin on the day following the purchase of such shares.

        Under backup withholding rules, dividends which are reinvested pursuant to the Plan may be subject to backup withholding at the rate of 31% unless the participant (a) is a corporation or other form of exempt entity and, when required, demonstrates this fact, or (b) provides the Administrator with the participant's taxpayer identification number and certifies to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules.


                                USE OF PROCEEDS

        The Company has no basis for estimating either the number of shares of Common Stock that will ultimately be sold pursuant to the Plan or the aggregate amount that the Company will receive for such shares. The net proceeds from any such sales will be added to the working capital of the Company and will be available for general corporate purposes.

                                 LEGAL OPINIONS

         The legality of the shares of Common Stock covered by this Prospectus will be passed upon for the Company by LeBoeuf, Lamb, Greene & MacRae, LLP (a limited liability partnership including professional corporations), New York, New York, and Newark, New Jersey, counsel to the Company.

                                    EXPERTS

        The consolidated financial statements and the related financial statement schedules incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports with respect thereto, which reports are incorporated herein by reference, and have been so incorporated in reliance upon such reports, given the authority of that firm as experts in accounting and auditing.

================================================================================

No dealer, salesman or other individual has been authorized to give any information or make any representations not contained in this Prospectus in connection with the offering covered by this Prospectus. If given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the Common Stock in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create an implication that there has not been any change in the facts set forth in this Prospectus or in the affairs of the Company or its subsidiaries since the date hereof.

                              --------------------
                               TABLE OF CONTENTS

                                                                           Page
                                                                           -----

Available Information ...................................................     2
Incorporation of Certain Documents
  by Reference ..........................................................     2
The Company..............................................................     3
Description of the Plan .................................................     3
   Purpose ..............................................................     3
   Advantages ...........................................................     3
   Administration........................................................     4
   Participation.........................................................     4
   Purchases.............................................................     7
   Optional Cash Payments................................................     8
   Reports...............................................................    10
   Dividends.............................................................    10
   Certificates..........................................................    10
   Withdrawal............................................................    11
   Other Information.....................................................    12
Federal Income Tax Consequences..........................................    13
Use of Proceeds..........................................................    14
Legal Opinions ..........................................................    14
Experts .................................................................    15


================================================================================





                               1,650,000 Shares



                              New Jersey Resources
                                  Corporation



                                  Common Stock



                                 -------------

                                   PROSPECTUS

                                 -------------










                                  ____________ , 1995






================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14. Other Expenses of Issuance and Distribution.
  Registration Fee--Securities and Exchange Commission.............  $12,076.00
  New York Stock Exchange Listing Fee..............................    1,500.00
  Printing and engraving...........................................   28,000.00*
  Legal fees.......................................................   19,000.00*
  Accounting fees..................................................    2,500.00*
  Miscellaneous....................................................    1,700.00*
                                                                     ----------
    Total..........................................................  $64,776.00
                                                                     ==========
- ---------------------------------

*  Estimated.

Item 15. Indemnification of Directors and Officers.

     Article IX of the Company's By-laws provides as follows:

         "Section l: (a) The Company shall indemnify to the fullest extent from time to time permitted by law any person who was or is a party or is threatened to be made a party to any threatened, pending or completed civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal therein and any inquiry or investigation which could lead to such action, suit or proceeding, other than a proceeding by or in the right of the Company, by reason of the fact that he was a director, officer or employee of the Company (and may indemnify any person who was an agent of the Company), or a person serving at the request of the Company as a director, officer, trustee or employee of another corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, whether or not for profit, including without limitation indemnification against liabilities (amounts paid or incurred in satisfaction of settlements, judgments, fines and penalties) and expenses (reasonable costs, disbursements and counsel fees) incurred by such person in connection with such proceeding, if

                  (i) such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company; and

                 (ii) with respect to any criminal proceeding, such person had no reasonable cause to believe his conduct was unlawful.

     The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that such person did not meet the applicable standards of conduct set forth in Article IX, Section l(a)(i) or Section l(a)(ii).


         (b) The Company shall pay the expenses of a person in connection with any proceeding by or in the right of the Company if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company. However, in such proceeding no indemnification shall be provided in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company, unless and only to the extent that the Superior Court or the court in which such proceeding was brought shall determine upon application that despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the Superior Court or such other court shall deem proper.

         (c) Any indemnification under Section l(a) and, unless ordered by a court, under Section l(b), may be made by the Company only as authorized in a specific case upon a determination that indemnification is proper in the circumstances because the director, officer, or employee met the applicable standard of conduct set forth therein. Unless otherwise provided in the certificate of incorporation or by-laws, such determination shall be made

              (i) by the board of directors or a committee thereof, acting by a majority vote of a quorum consisting of directors who were not parties to or otherwise involved in the proceeding; or

              (ii) if such a quorum is not obtainable, or, even if obtainable and such quorum of the board of directors or committee by a majority vote of the disinterested directors so directs, by independent legal counsel, in a written opinion, such counsel to be designated by the board of directors.

         (d) Expenses incurred by a director, officer or employee in connection with such a proceeding shall be paid by the Company in advance of the final disposition of the proceeding as authorized by the board of directors upon receipt of an undertaking by or on behalf of such person to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified as provided in this Section.

         (e) The indemnification and advancement of expenses provided by or granted pursuant to the other subsections of this Section shall not exclude any other rights to which a person may be otherwise entitled provided that no indemnification shall be made to or on behalf of a person if a judgment or other final adjudication adverse to such person establishes that his acts or omissions (a) were in breach of his duty of loyalty to the corporation or its shareholders, (b) were not in good faith or involved a knowing violation of law, or (c) resulted in receipt by the corporate agent of an improper personal benefit.

         (f) The Company shall have the power to purchase and maintain insurance on behalf of any director, officer or employee of the Company against any expenses incurred in any proceeding and any liabilities asserted against him by reason of his being or having been such, whether or not the Company would have the power to indemnify him against such expenses and liabilities under the provisions of this Section. The Company may purchase such insurance from, or such insurance may be reinsured in whole or in part by, an insurer owned by or otherwise affiliated with the Company, whether or not such insurer does business with other insureds.

         (g) All rights of indemnification under this Section shall be deemed a contract between the Company and the person entitled to indemnification under this Section pursuant to which the Company and each such person intend to be legally bound. Any repeal, amendment or modification thereof shall be prospective only and shall not limit, but may expand, any rights or obligations in respect of any proceeding whether commenced prior to or after such change to the extent such proceeding pertains to actions or failures to act occurring prior to such change.

         (h) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section shall continue as to a person who has ceased to be an officer, director or employee in respect of matters arising prior to such time, and shall inure to the benefit of the heirs, executors, and administrators of such person.

         Subject to certain exceptions, the directors and officers of the Company are insured under policies of insurance, within the limits and subject to the limitations of the policies, against claims made against them, including claims arising under the Securities Act of 1933, for acts in the discharge of their duties. The premiums for such insurance are paid for by the Company.

         The Company has entered into indemnification agreements with each of its directors and officers providing that the Company shall indemnify them in every case that they may be indemnified pursuant to Section 14A:3-5 of the New Jersey Business Corporation Act.

Item 16. Exhibits.

     3.1 Restated Certificate of Incorporation of the Company, as amended (incorporated by reference to Exhibit 3-1, Form 10-Q of the Company for the quarter ended March 31, 1992).
     3.2 By-laws of the Company (incorporated by reference to Exhibit 3-2, Form 10-Q of the Company for the quarter ended March 31, 1992).
     4.1 Specimen Common Stock Certificate (incorporated by reference to Exhibit 4-1, Registration No. 33-21872).

     5.1      Opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P.
     23.1     Consent of Deloitte & Touche LLP**
     23.2     Consent of LeBoeuf, Lamb, Greene & MacRae, L.L.P.
              (included in their opinion filed as Exhibit 5.1).
     99.1     Form of Shareholder Authorization Card.**
     99.2     Form of Employee Authorization Form.**
     99.3     Form of Customer Authorization Card.**
     99.4     Form of Automatic Cash Payment Card.**
     ---------
     **  Previously filed.

Item 17. Undertakings.

     The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
     1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Wall, New Jersey on March 3, 1995.


                                             NEW JERSEY RESOURCES CORPORATION

                                             By     LAURENCE M. DOWNES
                                                -------------------------------
                                                   Laurence M. Downes
                                                   Senior Vice President
                                                   and Chief Financial Officer





     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date or dates indicated:


             Signature                               Title                          Date
             ---------                               -----                          ----

       OLIVER G. RICHARD III                Chairman, President and             March 3, 1995
- -----------------------------------         Chief Executive Officer
       Oliver G. Richard III

         LAURENCE M. DOWNES                 Senior Vice President and           March 3, 1995
- -----------------------------------         Chief Financial Officer
         Laurence M. Downes

          GLENN C. LOCKWOOD                 Vice President, Controller          March 3, 1995
- -----------------------------------         and Chief Accounting Officer
          Glenn C. Lockwood

                *                           Director                            March 3, 1995
- -----------------------------------
           Roger E. Birk

                *                           Director                            March 3, 1995
- -----------------------------------
         Bruce G. Coe

                *                           Director                            March 3, 1995
- -----------------------------------
         Joe B. Foster

                *                           Director                            March 3, 1995
- -----------------------------------
         Warren R. Haas

                *                           Director                            March 3, 1995
- -----------------------------------
       Shirley A. Jackson




             Signature                               Title                          Date
             ---------                               -----                          ----

                *                          Director                             March 3, 1995
- -----------------------------------
        Dorothy K. Light

                *                          Director                             March 3, 1995
- -----------------------------------
       Donald E. O'Neill

                *                          Director                             March 3, 1995
- -----------------------------------
       Richard S. Sambol


                *                          Director                             March 3, 1995
- -----------------------------------
       Charles G. Stalon

                *                          Director                             March 3, 1995
- -----------------------------------
       Thomas B. Toohey

                *                          Director                             March 3, 1995
- ----------------------------------
      John J. Unkles, Jr.


*By     GLENN C. LOCKWOOD
- ----------------------------------
        Glenn C. Lockwood
        Attorney-in-fact


                                 EXHIBIT INDEX

        The following exhibits, as indicated below, either are filed herewith or have been heretofore filed with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934 and are incorporated herein by reference thereto.

Exhibit 3.     Articles of Incorporation and By-laws




                        Description                                              Exhibit        SEC Filing                Page*
                        -----------                                              -------        ----------                -----


        3.1             Restated Certificate of Incorporation of the             3.1            The Company's Quarterly
                        Company, as amended                                                     Report on Form 10-Q
                                                                                                for the quarter
                                                                                                ended March 31, 1992

        3.2             By-laws of the Company                                   3.2            The Company's Quarterly
                                                                                                Report on Form 10-Q
                                                                                                for the quarter
                                                                                                ended March 31, 1992

Exhibit 4.              Instruments Defining the Rights of Security Holders

                        Description                                              Exhibit        SEC Docket
                        -----------                                              -------        ----------
        4.1             Specimen Common Stock Certificate                        4-1            33-218720


Exhibit 5.              Opinion Re:  Legality


                        FILED HEREWITH:

        5.1             Opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P.


Exhibit 23.             Consents of Experts and Counsel


        23.1** The consent of Deloitte & Touche LLP to incorporation by reference in this Registration Statement of its reports included in the Company's Annual Report on Form
                        10-K, and the reference to its name under the caption
                        "Experts" in the Prospectus comprising part of this Registration Statement.

        23.2            The consent of LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                        is contained in their opinion filed as Exhibit 5.1 to this Registration Statement.


- -----------------------

* This information included in the manually signed copy of the Registration Statement and not in the EDGAR filing.
** Previously filed.

Exhibit 99.             Additional Exhibits


        99.1**          Form of Shareholder Authorization Card.

        99.2**          Form of Employee Authorization Form.

        99.3**          Form of Customer Authorization Card.

        99.4**          Form of Automatic Cash Payment Card.

- --------------
** Previously filed.